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                     COMMERCIAL PAPER DEALER AGREEMENT


     Agreement dated September 1, 1994 between Tyson Foods, Inc. (the "Issuer") and Chase Securities, Inc. ("CSI") in connection with the offer and sale of the Commercial Paper Notes referred to in this Agreement and issued pursuant to an Issuing and Paying Agency Agreement dated July 1, 1993 between the Issuer and Morgan Guaranty Trust Company of New York (the "Issuing and Paying Agency Agreement").

     1. Appointment of CSI. The Issuer hereby requests CSI to act, on the terms and conditions specified herein, as the Issuer's dealer for the offer and sale from time to time of short-term promissory notes (the "Commercial Paper Notes") to be issued by the Issuer and offered and sold in the U. S. commercial paper market. The Issuer is not obligated to sell and CSI is not obligated to purchase the Commercial Paper Notes.

     2. Sale of Notes. The Commercial Paper Notes will be issued by the Issuer either (a) as book-entry obligations represented by one or more master notes and recorded in the electronic book-entry system maintained by The Depository Trust Company ("DTC") or any other clearing corporation (each a "Clearing Corporation") within the meaning of Section 8-102(3) of the New York Uniform Commercial Code in accordance with the terms of the letter of representations between the Issuer and the Clearing Corporation (the "Clearing Corporation Letter of Representations") a copy of which is attached hereto as Exhibit I, or (b) as physical certificated notes delivered to the purchaser thereof or a person designated by such purchaser. CSI agrees to offer and sell the Commercial Paper Notes, as the Issuer's dealer, to institutional investors and other entities and individuals who normally purchase commercial paper in the U. S. commercial paper market. It is understood and agreed that the Issuer may appoint one or more other persons in addition to CSI to act as dealers for the Commercial Paper Notes. The Commercial Paper Notes will (i) be sold in minimum denominations of $100,000; (ii) mature not more than 270 days from the date of issuance; (iii) have no extension, renewal or automatic roll-over provisions, and (iv) be rated as "prime" quality commercial paper by at least two nationally recognized statistical rating organizations.

     3. Representations and Warranties. The Issuer represents and warrants to CSI that: (i) the Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as now being conducted and to own its properties; (ii) the Issuer has all requisite power and authority to execute and deliver the Commercial Paper Notes and to execute, deliver and perform this Agreement, the Clearing Corporation Letter of Representations and the Issuing and Paying Agency Agreement, a copy of which is attached hereto as Exhibit II; (iii) this Agreement, the Issuing and Paying Agency Agreement and the Clearing Corporation Letter of Representations have been duly authorized, executed and delivered by the Issuer and are valid and binding agreements of the Issuer enforceable in accordance with their respective terms; (iv) the issuance of the Commercial Paper Notes has been duly authorized by the Issuer and, when issued and delivered and authenticated by the Issuing and Paying Agent in accordance with the terms of the Issuing and Paying Agency Agreement, will be duly and validly issued and delivered and will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms; (v) the execution and delivery of the

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Agreement, the Issuing and Paying Agency Agreement and the Clearing
Corporation Letter of Representations will not violate in any material respect any law, rule, regulation, order, judgment or decree applicable to the Issuer or conflict with or result in a breach of or constitute a default under any material agreement or material instrument to which the Issuer is a party or by which it or any of its property is bound or violate its certificate of incorporation or by-laws; (vi) no governmental, administrative or official consent, approval, authorization, notice or filing is required for the execution and delivery of the Commercial Paper Notes or the execution, delivery and performance by the Issuer of this Agreement, the Issuing and Paying Agency Agreement and the Clearing Corporation Letter of Representations; (vii) the Issuer is not an "investment company" or a company "controlled by" an investment company for purposes of the Investment Company Act of 1940, as amended; and (viii) the offer and sale of the Commercial Paper Notes will be exempt from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 3(a) (3) thereto.

     4.  Covenants.  The Issuer agrees with CSI that:
          (a) Prior to the issuance of Commercial Paper Notes, the Issuer will furnish to CSI opinions of counsel (i) to the effect that the Commercial Paper Notes are exempt form registration under Section 3(a) (3) of the Securities Act, (ii) as to each of the other matters set forth in
Section 3 hereof and (iii) as to such other matters as CSI may reasonably request;
          (b) Each issuance of Commercial Paper Notes by the Issuer shall be deemed a representation and warranty by the Issuer to CSI, as of the date thereof, that the representations and warranties of the Issuer set forth in Sections 3 and 5(c) hereof are true and correct as if made on and as of such date; and
          (c) The Issuer shall furnish to CSI such publicly available information as CSI may reasonably request regarding (i) the Issuer's operations and financial condition, (ii) the due authorization and execution of the Commercial Paper Notes and (iii) the Issuer's ability to pay the Commercial Paper Notes as they mature.

     5.  Placement Memorandum.
          (a) CSI will prepare and distribute to investors and potential investors in the Commercial Paper Notes a placement memorandum ("Memorandum") containing financial and other information about the Issuer. Such Memorandum will be updated periodically to reflect material changes in the Issuer's business or financial condition as to which the Issuer shall have advised CSI.
          (b) The Issuer agrees to furnish CSI with sufficient information to enable CSI to prepare the original Memorandum and updates thereof, including (i) not later than the 45 days after the end of each of the first three quarters in the Issuer's fiscal year, the financial statements of the Issuer as of the end of such fiscal quarter, (ii) not later than the 90 days after the end of each fiscal year of the Issuer, the annual audited financial statements of the Issuer and (iii) as soon as practicable, any information concerning the financial condition or results of operations of the Issuer that has been generally communicated to the public or that makes any statement in the Memorandum materially false or misleading or by its omission would cause the Memorandum to be materially false or misleading. The Issuer agrees that all financial statements delivered to CSI hereunder will fairly present the financial condition of the Issuer as of the date set forth therein and the results of operations for the periods set forth

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therein, all in conformity with generally accepted accounting principles, it being understood that interim financial statements are subject to fiscal year-end adjustment.
          (c) Before distribution of the Memorandum, or any update thereof, CSI will provide a copy thereof to the Issuer, and will not distribute the same without the Issuer's prior written approval. Such approval shall be deemed to be a representation and warranty by the Issuer that the Memorandum, or any update thereof being distributed, does not contain an untrue statement of a material fact.
          (d) The issuer will cooperate with CSI in taking all reasonable action necessary to ensure that each offer and each sale of Commercial Paper Notes by the Issuer will comply with any applicable state securities or "Blue Sky" laws.

     6.  Indemnification.
          (a) The Issuer assumes liability for, and will indemnify and hold CSI or its affiliates harmless from and against, liabilities, claims, damages, costs and expenses (including reasonable legal fees and expenses) ("Liabilities") arising out of or in connection with the issue and sale of the Commercial Paper Notes, including without limitation, Liabilities arising out of or related to an actual or alleged untrue statement of a material fact contained in the Memorandum or otherwise made in connection with the issuance and sale of the Commercial Paper Notes or an actual or alleged omission of a material fact necessary in order to make any statement contained in the Memorandum or otherwise made in connection with the issuance and sale of the Commercial Paper Notes, in light of the circumstances in which such statement was made, not misleading; provided, however, that the foregoing indemnity shall not extend to any Liabilities to the extent they arise from (i) an untrue statement by CSI of a material fact made in connection with CSI's sale of the Commercial Paper Notes or an omission by CSI of a material fact made in connection with CSI's sale of the Commercial Paper Notes necessary in order to make any statement, in light of the circumstances in which such statement was made, not misleading or (ii) the negligence or willful misconduct of CSI in the performance or failure to perform its obligations hereunder. This indemnity shall survive termination of this Agreement.
          (b) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraph (a) of this Section 6 is for any reason (other than those set forth in the proviso clause of subparagraph (a) of this Section 6) held to be unavailable to CSI, the Issuer and CSI shall contribute to the aggregate Liabilities to which the Issuer and CSI may be subject, in such proportion that CSI shall be responsible for that percentage of such Liabilities equal to the percentage that any fees and commissions payable to CSI bears to the aggregate of the Commercial Paper Notes sold and the balance of such Liabilities shall be the responsibility of the Issuer; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7. Notices, Addresses. All communications and notices shall be in writing or confirmed in writing and shall be effective when received at the address specified below:
  (i) if to CSI, to it at 1 Chase Manhattan Plaza, New York, New York 10081, Attention: Mr. Eugene Pickens, Telephone: 212/552-5349; Telecopy 212/552-4657, or at such other address as may from time to time be designated by notice to the Issuer in writing; and

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  (ii)    if to the Issuer, to it at 2210  W. Oaklawn Drive, Springdale,
     Arkansas 72765-2020, Attention: Rocky Parsons; Telephone: (501) 290-4440; Telecopy: (501) 290-4061 or at such other address as may from time to time be designated by notice to CSI in writing.

     8. Assignment. CSI may assign its rights and obligations under this Agreement to any wholly-owned subsidiary of Chase Securities, Inc.

     9. Termination. This Agreement may be terminated at any time by either party by written notice to the other.

     10.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by officers duly authorized thereunto, all as of the day and year first above written.



                         CHASE SECURITIES,  INC.

                         By:__________________________________

                         Name:

                         Title:



                         TYSON FOODS, INC.

                         By:__________________________________

                         Name:

                         Title:






















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